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                    [Goodwin, Procter & Hoar LLP Letterhead]

                                                                     Exhibit 5.1



                                               November __, 2000



Inverness Medical Technology, Inc.
200 Prospect Street
Waltham, MA 02453



         We are rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Inverness Medical Technology, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Registration Statement relates to up to 1,900,000 shares (the "Merger Shares") of the Company's common stock, $0.001 par value per share, to be issued in connection with the merger of Integ Incorporated ("Integ") with and into a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger dated as of October 3, 2000, as amended by the First Amendment to Agreement and Plan of Merger, dated as of October 16, 2000 (the "Agreement") among the Company, such subsidiary and Integ. We understand that the Merger Shares are to be offered and sold in the manner described in the Registration Statement.

         In connection with rendering this opinion, we have examined the following documents (collectively, the "Documents"): (i) the Registration Statement and the exhibits thereto; (ii) the Agreement; (iii) the Certificate of Incorporation and By-laws of the Company, each as amended and amended and restated to date; (iv) such records of the corporate proceedings of the Company as we deemed material; and (v) such other certificates, receipts, records and documents as we have considered necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of he originals of such copies and the authenticity of telephonic confirmation of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).
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         Based upon the foregoing, we are of the opinion that when issued and delivered and paid for as contemplated in the Documents, the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the proxy statement and prospectus which is part of the Registration Statement.

                                     Very truly yours,

                                     /s/ Goodwin, Procter, & Hoar  LLP